EXHIBIT 23 (b)

                     STIFEL FINANCIAL CORP.
               CONSENT OF INDEPENDENT ACCOUNTANTS







We consent to the incorporation by reference in the registration statement of Stifel Financial Corp. and Subsidiaries on Form S-8 (file numbers 2-94326, 33-10030, 33-16150, 33-20568 and 33-53097)
and on Form S-3 (file number 33-53699), of our report dated February 25, 1996 on our audits of the consolidated financial statements and financial statement schedules of Stifel Financial Corp. and Subsidiaries as of December 31, 1995 and for the years ended December 31, 1995 and December 31, 1994, which report is incorporated by reference in this Annual Report on Form 10-K.


                                     /s/ Coopers & Lybrand L.L.P.

St. Louis, Missouri
March 17, 1997